UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): February 10, 2005

          CARNIVAL CORPORATION                                   CARNIVAL PLC
       (Exact name of registrant                          (Exact name of registrant
      as specified in its charter)                       as specified in its charter)

           REPUBLIC OF PANAMA                                 ENGLAND AND WALES
      (State or other jurisdiction                       (State or other jurisdiction
            of incorporation)                                 of incorporation)

                 1-9610                                            1-15136
        (Commission File Number)                           (Commission File Number)

               59-1562976                                            NONE
            (I.R.S. Employer                                   (I.R.S. Employer
           Identification No.)                               Identification No.)

         3655 N.W. 87TH AVENUE,                                 CARNIVAL HOUSE
       MIAMI, FLORIDA 33178-2428                              5 GAINSFORD STREET
                                                           LONDON SE1 2NE, ENGLAND
 (Address of principal executive offices)        (Address of principal executive offices)
             (Zip code)                                            (Zip code)

           (305) 599-2600                                     011 44 20 7940 5381
     (Registrant's telephone number,                    (Registrant's telephone number,
          including area code)                                including area code)

                 NONE                                                NONE
 (Former name or former address, if                   (Former name or former address, if
      changed since last report)                           changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                  On February 10, 2005, Costa Crociere S.p.A. ("Costa") entered into an agreement with Pier Luigi Foschi, a current executive officer of Carnival Corporation & plc and a member of its boards of directors (the "Agreement"). Pursuant to the Agreement, Mr. Foschi will act as Chairman and Managing Director of Costa. He will be paid an annual base salary of Euro 757,000, less applicable taxes and social security contributions. Mr. Foschi will also be entitled to receive a performance-related annual cash bonus of Euro 669,000, plus additional amounts based on a year-over-year percentage increase in the consolidated net income of Costa, subject to a limit of 20% per year on a compounded basis. Mr. Foschi will also receive certain additional benefits, including the use of a company car, the use of company-provided accommodations and insurance coverage.

                  The Agreement contains certain customary non-competition and non-solicitation provisions, which are effective during the term of the Agreement and for a period of three years after the termination of the Agreement. Mr. Foschi will receive non-competition compensation of Euro 115,000 per year during the term of the Agreement. If Mr. Foschi does not comply with the non-competition provisions, he must pay to Costa a penalty of Euro 230,000 and indemnify Costa for any additional damages suffered by it. The Agreement also contains certain customary confidentiality provisions.

                  The term of the Agreement is twelve months, effective from December 1, 2004. The Agreement shall be automatically renewed for successive twelve-month terms unless written notice of non-renewal is provided by either party within sixty days of the expiration of the term. The Company shall have the right to terminate the Agreement at any time during its term (including any renewal thereof) if Mr. Foschi breaches his obligations under the Agreement or is revoked as a director for cause pursuant to the Italian Civil Code. If the Company terminates the Agreement for any other reasons, Mr. Foschi is entitled to receive a termination payment equal to his base annual salary, plus the amount of his bonus for the previous financial year and his annual non-competition compensation (the "Termination Payment"). If Mr. Foschi terminates the Agreement upon a change of control of Costa, Mr. Foschi is entitled to the Termination Payment unless he enters into an alternative contractual arrangement with Costa or the new controlling group. In the event that Mr. Foschi resigns with cause under Italian law from the office of director, for reasons other than a change in control, he shall also be entitled to the Termination Payment.



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ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

           EXHIBIT           DESCRIPTION
           -------           -----------
           99.1              Letter Agreement, dated February 10, 2005, between
                             Costa Crociere S.p.A. and Pier Luigi Foschi.







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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.


CARNIVAL CORPORATION                      CARNIVAL PLC

/s/ Gerald R. Cahill                      /s/ Gerald R. Cahill
--------------------------------------    --------------------------------------
Name: Gerald R. Cahill                    Name: Gerald R. Cahill
Title: Executive Vice President and       Title: Executive Vice President and
Chief Financial and Accounting Officer    Chief Financial and Accounting Officer

Date: February 16, 2005                   Date: February 16, 2005